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                                                                    EXHIBIT 10.4


                               SECURITY AGREEMENT

1. FITZGERALDS RENO, INC. a Nevada corporation, with address at 300 E. Second Street, Suite 1500, Reno, Nevada 89501, (hereinafter called "Debtor", whether one or more), for value received, hereby grants and/or confirms that it has heretofore granted to SCOUT DEVELOPMENT CORPORATION, 1350 South Boulder, Tulsa, Oklahoma 74119 (hereinafter called "Secured Party"), as security for the payment of the Indebtedness, hereinafter defined, a security interest in the following property and all proceeds and products thereof and accessions thereto (hereinafter called "Collateral"), viz.:

     (a) All Debtor's interest (whether ownership or otherwise, and whether presently existing or hereafter acquired) in all personal property, Goods, Equipment and Inventory (as those terms are defined in the Nevada Uniform Commercial Code), which are or become attached to, installed in, or used on or in connection with the Real Property (as defined below) and/or any and all improvements now or hereafter situated on said Real Property. The term "Equipment", when used herein, includes, but is not limited to:

          (i) all furnishings, building materials, supplies, machines, engines, boilers, dynamos, generators, motors, compressors, condensing units, furnaces, elevators, stokers, tanks, pumps, sprinklers, disposals, dishwashers, refrigerators, freezers, stoves, ovens and range hoods; and

          (ii) all wiring pipe, doors, windows, window screens, furniture, cabinets, window shades, blinds, awnings, drapes, shelving, mantels, paneling, rugs and other floor coverings and shrubbery; and

          (iii) all plumbing, heating, fire prevention, air conditioning, lighting, ventilating, refrigerating, cooking, laundry, water-heating, dishwashing, radio, communication, electrical and incinerating equipment and appliances.

     (b) All future replacements and substitutions for, betterment of, and accessions and additions to said personal property, Goods, Equipment and Inventory which are or become attached to, installed in, or used on, or in connection with the Real Property.

     (c) All rents, issues, profits, including deposits and other sums, as may become due Debtor as lessor under any and all leases, written or verbal, covering any portion of the Real Property or any improvements thereon.

     (d) Any rights or awards arising out of eminent domain proceedings for the taking or for loss of value of the Real Property, or any and all improvements, fixtures or Equipment located thereon.

     (e) All of Debtor's presently owned or hereafter acquired General Intangibles, as that term is defined in the Nevada Uniform Commercial Code and which arise out of the use and occupancy of the Equipment, Goods and Inventory, which are or become attached to, installed

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in, or used on, or in connection with the Real Property, and/or the Real
Property, or out of the addition of improvements, fixtures, Equipment and Goods to the Real Property, whether by construction or otherwise. As used herein, the term "General Intangibles" includes without limitation: all rights under construction and other written or oral contracts, all rights under bonds, all rights to income, and all rights under any leases in each case with respect to Real Property covering the Collateral described herein.

     (f) All proceeds, including cash proceeds, insurance proceeds, instruments, chattel paper, inventory, equipment, documents, consumer goods, general intangibles, and accounts, as those terms are defined in the Nevada Uniform Commercial Code, and which arise out of the sale, liquidation or other transfer of, or damage to or destruction of, the above described Equipment and other Collateral described herein, in each case which are or become attached to, installed in or used on or in connection with the Real Property, or any proceeds thereof, including cash proceeds. Coverage of proceeds, however, does not authorize sale or other disposition of the Collateral without Secured Party's written consent.

     (g) Any and all accounts, chattel paper and general intangibles, and including all of Debtor's rights, titles and interests in and to all bonds, construction contracts and permanent loan commitments, if any, relating to the construction of improvements on the Real Property.

     (h) All of Debtor's rights, titles and interests in and to any utilities (including but not limited to water and sewage capacity), reimbursement of capital recovery charges, whether now or hereafter available to Debtor as it relates to the Real Property and also including any proceeds thereof and related thereto, any contract rights related thereto and any General Intangibles related or which arise from same and all proceeds therefrom.

     (i) Any and all proceeds, products, additions, substitutions and accessions of and to any and all of the foregoing.

         The Real Property is more fully described on Exhibit A attached hereto and made a part hereof for all purposes.

         Notwithstanding anything contained in this Agreement to the contrary, in no event shall the Collateral be deemed to constitute anything but items 1(a) through (i) above and only to the extent that such items become attached to, installed in, or used on or in connection with the Real Property.

2. This security interest is granted to Secured Party to secure the prompt and unconditional payment of all obligations and liabilities of the Debtor to Secured Party (including all claims of every nature and description of Secured Party against the Debtor), now or hereafter existing or arising, absolute or contingent, direct or indirect, secured or unsecured, due or to become due, whether originally contracted with Secured Party or acquired in any manner (including by way of participation) by Secured Party, including without limitation the following indebtedness, obligations and liabilities, if any, of Debtor to Secured Party (all of which are herein called the "Indebtedness"), to-wit:


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     (a) All obligations of Debtor now or hereafter accruing under that certain promissory note of even date herewith in the original principal amount of TWO MILLION TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($2,250,000.00) executed by Debtor and payable to the order of Secured Party in one-hundred twenty (120) consecutive monthly installments commencing one (1) month from the date of said note, and all renewals, rearrangements, modifications, and extensions thereof; and

     (b) All obligations of Debtor now or hereafter accruing under this Agreement.

3. If Debtor fails to perform any obligation under this Security Agreement or under the Indebtedness, including without limitation, the obligation to make payments on time or perform any other obligation under this Agreement, or any other agreement between Secured Party and Debtor, such occurrence shall constitute an event of default hereunder, under the above described Indebtedness and under any other agreement between Secured Party and Debtor. Upon the occurrence of an event of default, Secured Party or its agents may peaceably enter any premises where any of the Collateral is located and secure or otherwise take possession thereof. If all or any part of the Indebtedness shall become due and payable and remain unpaid, Secured Party may then, or at any time thereafter, apply, set-off, collect, sell in one or more sales or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers' board or securities exchange, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Debtor or right of redemption. No such purchase or holding by the Secured Party shall be deemed retention by the Secured Party in satisfaction of the Indebtedness. All demands, notices and advertisements, and the presentment of property at sale, are hereby waived. If, notwithstanding, the foregoing provisions, any applicable provisions of the Uniform Commercial Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, five days' prior written notice shall constitute reasonable notice. Secured Party may require the Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and the Debtor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

4. The proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in the Nevada Uniform Commercial Code - Secured Transactions as presently in effect. The Debtor shall remain liable to Secured Party for any Indebtedness, and for all advances, costs, charges and expenses incurred by Secured Party in connection with retaking, holding, preparing for sale or lease, selling, leasing and the like relating to the Collateral, together with interest thereon remaining unpaid at the highest lawful rate permitted by law and shall pay the same immediately to Secured Party.

5. Debtor agrees to protect title and possession of the Collateral and to pay prior to delinquency all taxes, charges, liens and assessments against Collateral, and upon the failure of the Debtor to do so Secured Party at its option may pay any of them and shall be the sole judge

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of the legality or validity thereof and the amount necessary to discharge the same. Any such payment by Secured Party shall be immediately due and payable by Debtor to Secured Party and shall become part of the Indebtedness secured hereby.

6. Debtor will execute, deliver and file such financing statements, security agreements and other documents as may be requested by the Secured Party from time to time to conform, perfect and preserve, the security interest created hereby, and in addition, hereby authorizes the Secured Party to execute on behalf of the Debtor, deliver and file such financing statements, security agreements, assignments, applications, and, other documents without the signature of the Debtor, all at the expense of the Debtor. Secured Party does not authorize Debtor to sell any of the Collateral, except upon the written release of Secured Party. Secured Party may demand, before or after default hereunder, that obligors on any of the Collateral shall make payments owing thereunder directly to Secured Party. Debtor shall do all such additional and further acts, things, deeds, give such assurances and execute such instruments as Secured Party requires to vest more completely in and assure to Secured Party is rights under this Agreement. At the option of Secured Party, a carbon, photographic or other reproduction of this Security Agreement or of a financing statement covering the Collateral shall be sufficient as a Financing statement and may be filed as a financing statement. Debtor authorizes Secured Party, as Debtor's attorney-in-fact (which power of attorney shall be considered as coupled with an interest and irrevocable), with full power of substitution, to execute and deliver in the name of Debtor all documents of title, receipts, notices, applications, drafts, financing statements and other documents which Secured Party considers necessary to perfect, protect, collect and realize upon the security interests granted hereunder.

7. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate, notice of acceleration, notice of intention to foreclose, or other notice of demand in connection with any Collateral or the Indebtedness, or to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Indebtedness or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party's rights in or to, any of the Collateral.

8. Debtor waives any right to require Secured Party to proceed against any person, exhaust any Collateral or pursue any other remedy in Secured Party's power; waives any and all notice of acceptance of this Agreement or of creation or modification, renewal or extension of any of the Indebtedness; and waives any defense arising by reason of any disability or other defense of the Debtor or any other person, or by reason of the cessation from any cause whatsoever of the liability of the Debtor or any other person. All dealings between the Debtor and Secured Party, whether or not resulting in the creation of Indebtedness, shall conclusively be presumed to have been had or consummated in reliance upon this Agreement. Until all Indebtedness shall have been paid in full: the Debtor shall have no right to subrogation, and the Debtor waives any right to enforce any remedy which Secured Party now has or may hereafter have against the Debtor or

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against any other person and waive any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. The Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against the Debtor and Without affecting their liability hereunder or on the Indebtedness, from time to time to (a) renew, extend, accelerate, modify, compromise, impair, settle or release the obligation of the Debtor or any Other Party (being defined as any person or entity primarily or secondarily liable for all or any part of the Indebtedness) with respect to any or all of the Indebtedness or Collateral; (b) take and hold security, other than the Collateral, for the payment of any or all of the Indebtedness, and exchange, enforce, waive, impair, and release any or all of the Collateral or other security; (c) apply the Collateral or other security and direct the order or manner of sale thereof as Secured Party in its discretion may determine; and (d) release or substitute the Debtor or any Other Party.

9. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Nevada Uniform Commercial Code, as amended. Secured Party may exercise its bankers' lien or right of set-off with respect to the Indebtedness in the same manner as if the Indebtedness were unsecured. No forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver thereof or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

10. This Agreement has been made in and shall be governed by the laws of the State of Nevada and applicable Federal law in all respects, including matters of construction, validity, enforcement and performance, and may not be amended (nor may any of its terms be waived) except in writing duly signed by Secured Party or an authorized officer of Secured Party and by the Debtor, Except as the context may otherwise require, any term used herein that is defined in the Nevada Uniform Commercial Code - Secured Transactions shall have the meaning given therein. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a decree of last resort, the Debtor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

11. All information supplied and statements made by Debtor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Security Agreement are and shall be true, correct, complete, valid and genuine,

12. Except for the security interest in favor of Secured Party, Debtor owns good and indefeasible title to the Collateral free and clear of any other security interest, lien, encumbrance, adverse claim or option; Debtor has authority to grant a security interest in the Collateral to Secured Party in the manner provided herein and free and clear of any other security interest, lien, encumbrance, adverse claim or option; no security interest, lien, encumbrance, adverse claim or option has been created by Debtor or is known by Debtor to exist with respect to any

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Collateral; to the best of Debtor's information and belief, no financing statement or other security instrument is on file in any jurisdiction covering such Collateral; at the time of acquisition thereof by Debtor good and indefeasible title to the Collateral, free and clear of any security interest, lien, encumbrance, adverse claim or option will be vested in the Debtor; and Debtor's grant of a security interest in the Collateral to Secured Party in the manner provided herein does not result in the creation or imposition of any other security interest, lien, encumbrance, adverse claim or option upon any Collateral.

13. Debtor will maintain the Collateral in good condition and will not misuse, abuse, waste, destroy, endanger or allow the Collateral to deteriorate, except for ordinary wear and tear from its intended use. Debtor will not use the Collateral in violation of any law, statute, ordinance or regulation or suffer it to be so used.

14. Debtor will transmit to Secured Party promptly all information that Debtor may have or receive with respect to the Collateral which might in anyway affect the value of the Collateral or Secured Party's rights or remedies with respect thereto.

15. Debtor agrees to protect the title to the Collateral. Debtor will not pledge, mortgage, lease or otherwise encumber, or create or suffer a security interest to exist in any of the Collateral (other than in favor of Secured Party) or sell, assign, lease, transfer or otherwise dispose of any of the Collateral to or in favor of anyone other than Secured Party. Debtor will not rile or permit to be filed or recorded any financing statement or other security instrument with respect to the Collateral other than in favor of Secured Party.

16. Debtor represents and warrants to Secured Party that neither Debtor nor any other person has committed any act or omission, or has consented to any act or omission, with respect to the Collateral, which would afford the federal government or any state or local government the right or remedy of forfeiture of all or any part of the Collateral, any other collateral securing the Indebtedness or any property (including but not limited to money paid) delivered to Secured Party or any other party in performance of Debtor's obligations arising in connection with the Indebtedness, or any interest in or income, profits or proceeds of any of the property described in this sentence (all of which is hereinafter called the "Property"). Debtor agrees not to engage in any act or permit any act or omission to exist which would afford the federal government or any state or local government the right or remedy of forfeiture of all or any part of the Property. Without limiting the generality of the preceding sentence, the filing of any charges or the commencement or threatened commencement of any proceeding against Debtor or any other person liable on the Indebtedness, or against any of the Property or anyone having an interest in, or use or possession of any of the Property, which asserts or could afford the federal government or any state or local government the right or remedy to forfeit any of such Property, constitutes, at Secured Party's election, an event of default under this Security Agreement and the Indebtedness. Debtor will protect, indemnify and hold harmless Secured Party, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys fees and costs) directly or indirectly arising out of or attributable to any failure of the representations or breach of any agreement set forth in this paragraph.

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17.  Debtor will deliver to Secured Party promptly upon receipt, all proceeds received by Debtor from the sale or other disposition of the Collateral in the exact form in which they are received. To evidence Secured Party's rights in this regard, Debtor will assign or endorse proceeds to Secured Party as Secured Party requests. Secured Party may, from time to time, in its discretion, hold proceeds as part of the Collateral or apply cash proceeds received by Debtor to the payment or prepayment of the Indebtedness, or may release any proceeds to Debtor for use in the operation of Debtor's business. Secured Party may endorse as Debtor's agent any checks, instruments, chattel paper or other documents connected with the Collateral, take control of proceeds of the Collateral and may hold the proceeds as part of the Collateral and may use cash proceeds to reduce any part of the Indebtedness, or otherwise, and take any action necessary to obtain, preserve and enforce the security interests and liens granted hereunder and maintain and preserve the Collateral.

18. Debtor shall have and maintain, with financially sound and reputable insurers, insurance satisfactory in all respects to Secured Party covering the Collateral against risk of fire theft and such other risks as Secured Party may require, including standard extended coverage, in an amount at least equal to the value thereof. Policies evidencing any such property insurance shall contain a standard mortgagee's endorsement providing for payment of any loss to Secured Party and shall provide for a minimum of ten (10) days' prior written notice to Secured Party of any cancellation. Debtor shall furnish Secured Party with certificates or other evidence of compliance with the foregoing insurance provisions. Secured Party may act as attorney for Debtor and Debtor hereby irrevocably appoints Secured Party as Debtor's true and lawful attorney and agent-in-fact, with full power of substitution, in Secured Party's name or Debtor's name or otherwise, but at Debtor's cost and expense and without notice to Debtor, to obtain, adjust, sell and cancel such insurance and endorse any draft drawn by insurers of the Collateral. The Secured Party may apply any proceeds of such insurance which may be received by it in payments on account of the Indebtedness, whether due or not. If any insurance policy covering the Collateral expires or is cancelled before the Indebtedness is paid in full or Secured Party's obligation, if any, to advance additional moneys has terminated, at the Secured Party's option, the Secured Party may obtain replacement insurance which may, but need not, be single interest insurance in favor of the Secured Party and Secured Party may pay the premiums thereunder.

19. Debtor agrees to pay to Secured Party, at Secured Party's banking quarters, all advances, charges, costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in connection with the transaction which gives rise to this Security Agreement, in connection with confirming, perfecting and preserving the security interest created under this Security Agreement, in connection with protecting Secured Party against the claims or interests of any third person against the Collateral, and in exercising any right, power or remedy conferred to this Security Agreement or by law. The amount of all such advances, charges, costs and expenses shall be due and payable by Debtor to Secured Party upon demand together with interest thereon from the date of demand at the maximum rate of nonusurious interest allowed by law.

20. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Indebtedness. No security taken hereafter as security for payment of the Indebtedness shall impair in any manner

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or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

21. Time shall be of the essence for the performance of any act under this Security Agreement or the Indebtedness by Debtor but neither Secured Party's acceptance of partial or delinquent payment nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

22. Secured Party may remedy any default and may waive any default without waiving the default remedied or waiving any prior or subsequent default.

23. SECURED PARTY MAY ENFORCE ITS RIGHTS HEREUNDER WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND DEBTOR EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY AND ALL LEGAL RIGHTS WHICH MIGHT OTHERWISE REQUIRE SECURED PARTY TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR NON-JUDICIAL REMEDIES, DEBTOR RECOGNIZES AND CONCEDES THAT SUCH REMEDIES ARE CONSISTENT WITH THE USAGE OF THE TRADE, ARE RESPONSIVE TO COMMERCIAL NECESSITY, AND ARE THE RESULT OF BARGAIN AT ARM'S LENGTH. NOTHING HEREIN IS INTENDED TO PREVENT SECURED PARTY OR DEBTOR FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY'S OPTION.

     IN WITNESS WHEREOF, the Debtor has executed this Agreement this 1st day of February, 2000.

FITZGERALDS RENO, INC. a Nevada corporation

By: /s/ MICHAEL E. MCPHERSON
    -------------------------------
Name: Michael E. McPherson
      -----------------------------
Title: Executive Vice President/CFO
       ----------------------------

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                                  EXHIBIT "A"

                                  DESCRIPTION

All that certain lot, piece or parcel of land situate in the County of Washoe, State of Nevada, described as follows:

PARCEL 1: (ADJUSTED PARCEL A)

A parcel of land situated within the NE 1/4 of Section 11, T19N, Rl9E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted Parcel A" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific Railroad Company, Scout Development Corporation, and G and S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

Beginning at the Northeast corner of Parcel A of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; thence
S 13(degree)48'25"E, 105.50 feet along the Easterly line of said Parcel A; thence S 76(degree)10'00"W, 300.64 feet; thence N 13(degree)47'50"W, 105.67 feet along the Westerly line of said Parcel to the Northwest corner of said Parcel A; thence N 76(degree)11'59"E, 300.62 feet along the Northerly line of said
Parcel A, to the Point of Beginning.

The above described parcel contains an area of approximately 31,743 sq. ft.

BASIS OF BEARINGS: Parcel Map No. 2461 for Southern Pacific Transportation Company, File No. 1422392 of the Official Records of Washoe County, Nevada.

PARCEL 2: (ADJUSTED PARCEL B)

A parcel consisting of air rights situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted
Parcel B" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific Railroad Company, Scout Development Corporation, and G and
S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

PARCEL 3: (ADJUSTED PARCEL C)

A parcel of land situated within the NE 1/4 of Section 11, T19N, R19E, M.D.M., Reno, Washoe County, Nevada, being all of "Adjusted Parcel C" as shown on the Record of Survey showing a boundary line adjustment for Union Pacific Railroad Company, Scout Development Corporation, and G and S Investment Company, as recorded on January 26, 2000 in the official records of Washoe County, Nevada, File No. 2417487 and being further described as follows:

Beginning at the Southeast corner of Parcel C of Parcel Map No. 2461, File No. 1422392 of the Official Records of Washoe County, Nevada; thence
S 76(degree)10'00"W, 300.65 feet along the Southerly line of said Parcel C; thence N 13(degree)47'50"W, 20.82 feet; thence N 76(degree)10'00"E, 300.65 feet; thence S 13(degree)48'25"E, 20.82 feet to the Point of Beginning.

The above described parcel contains an area of approximately 6,260 sq. ft.

BASIS OF BEARINGS: Parcel Map No. 2461 for Southern Pacific Transportation Company, File No. 1422392 of the Official Records of Washoe County, Nevada.

PARCEL 4:

All buildings and improvements located on the real property described in Parcels 1 through 3 above.